Exhibit 99.1

VYNE Therapeutics Reports Positive Top-line Phase 1a MAD Data for VYN202, its Novel BD2-Selective BET Inhibitor

•	Promising results support VYN202’s potential as a novel, once-daily oral treatment for a broad range of immune-mediated disorders

•	Consistent with Phase 1a SAD results, VYN202 demonstrated a favorable safety and tolerability profile with no drug-related adverse events historically associated with earlier generation, less selective BET inhibitors

•	VYN202 demonstrated robust pharmacodynamic activity including evidence of target engagement and significant inhibition of inflammatory biomarkers relevant to several immune-mediated disorders in ex vivo stimulation assays

BRIDGEWATER, NJ, December 23, 2024 -- VYNE Therapeutics Inc. (Nasdaq: VYNE) (“VYNE” or the “Company”), a clinical-stage biopharmaceutical company focused on developing differentiated therapies to treat chronic inflammatory and immune-mediated conditions with high unmet need, today announced positive results from the multiple ascending dose (“MAD”) portion of its Phase 1a SAD/MAD trial of VYN202. The Phase 1a trial was a two-part, double-blind, placebo-controlled dose-escalation study in healthy volunteers consisting of single ascending dose (“SAD”) and MAD components to evaluate the safety, tolerability, pharmacokinetics (“PK”) and pharmacodynamics of VYN202.

Key Findings from the Top-line Phase 1a MAD Results for VYN202:

•	VYN202 demonstrated a favorable safety and tolerability profile with no drug-related adverse events historically associated with earlier generation, less selective bromodomain and extra-terminal domain (“BET”) inhibitors, including thrombocytopenia, neutropenia or gastrointestinal toxicity findings
•	No serious adverse events (AEs), discontinuations due to an AE or clinically meaningful treatment emergent adverse events (TEAEs). All TEAEs were considered mild or moderate in severity.
•	No drug-related adverse events associated with laboratory results. There were no AEs of any severity grade relating to thrombocytopenia, which is a known dose-limiting toxicity associated with earlier generations of BET inhibitors.

•	Favorable PK profile demonstrated for VYN202:
•	Data supports once-daily dosing regimen.
•	VYN202 demonstrated dose dependent exposure that reached steady-state after 7 once-daily doses.
•	VYN202 blood levels were within key inhibitory thresholds of IC50 to IC90 against BD2 BRD4 for at least 24 hours at all doses.
•	No drug-drug interaction was observed when VYN202 was co-administered with methotrexate, a treatment commonly used in the management of chronic immuno-inflammatory conditions.

•	VYN202 demonstrated robust pharmacodynamic activity on target engagement and inflammatory biomarkers in ex vivo assays:
•	VYN202 induced a dose-dependent increase in the target engagement biomarker HEXIM-1[1] with a maximal effect observed at 0.5mg to 1.0 mg QD.
•	VYN202 inhibited the production of multiple inflammatory biomarkers related to Th17, Th1/myeloid and Th1/Tc dysregulated activity, consistent with preclinical models of VYN202.

“We are very excited by the PK, pharmacodynamic and safety data generated in this trial which not only support the further development of VYN202 but also give us increased confidence that VYN202 has the potential to become a novel treatment option for immune-mediated diseases,” said David Domzalski, President and Chief Executive Officer of VYNE. “VYN202 has been designed to address the adverse events that have been historically associated with early generation BET inhibitors. We believe the data from this Phase 1a SAD/MAD trial validates our drug design thesis for VYN202. Based on these positive results, we look forward to finalizing our clinical trial plans for VYN202 in patients over a longer duration of treatment.”

For more information on the Phase 1a trial results, please visit the investor section of VYNE’s website.

About the MAD Portion of the Phase 1a Trial

The MAD portion of the trial was designed to evaluate multiple ascending doses of VYN202 given to healthy volunteers for 14 days. Four study cohorts evaluated VYN202 dosed at 0.5mg QOD, 0.5mg QD, 1mg QD and 1mg QD in combination with methotrexate 7.5mg QWK. The 0.5mg QOD cohort was intended to approximate 0.25mg QD dosing and the methotrexate combination cohort evaluated potential drug-drug interactions with methotrexate, a treatment commonly used in the management of chronic inflammatory conditions.

The trial evaluated safety, tolerability, PK and exploratory pharmacodynamics of VYN202. Participant blood samples were stimulated ex-vivo to assess the pharmacodynamic impact of VYN202 on target engagement and inflammatory biomarkers.

About VYN202

VYN202 is an innovative, oral small molecule BET inhibitor that has potential class-leading selectivity and potency for BD2 vs. BD1. By maximizing BD2 selectivity, VYNE believes VYN202 has the potential to be a differentiated, more conveniently administered non-biologic treatment option for both acute control and chronic management of immuno-inflammatory indications, in which the damaging effects of unrestricted inflammatory signaling activity is common. VYN202 is structurally distinct from VYNE’s pan-BET inhibitor (VYN201) and covered by distinct Patent Cooperation Treaty and provisional composition of matter patent applications directed to new chemical entities and their uses.

About BET Inhibitors

BET proteins play a key role in regulating gene transcription via epigenetic interactions (“reading”). Recent research has identified a key role for these proteins in regulating activation of immune cells, including T and B cells, and subsequent inflammatory and fibrotic processes. As epigenetic readers, BET proteins regulate the recruitment of transcriptional factors that are key to the production of several pro-inflammatory cytokines. BET inhibitors have the potential to treat a range of immuno-inflammatory and fibrotic diseases by blocking pro-inflammatory cytokine transcription, with additional potential in myeloproliferative neoplastic disorders.

1 Lin, Xiaoyu et al. “HEXIM1 as a Robust Pharmacodynamic Marker for Monitoring Target Engagement of BET Family Bromodomain Inhibitors in Tumors and Surrogate Tissues.” Molecular Cancer Therapeutics vol. 16,2 (2017): 388-396. doi:10.1158/1535-7163.MCT-16-0475.

About VYNE Therapeutics Inc.

VYNE is a clinical-stage biopharmaceutical company focused on developing differentiated therapies to treat chronic inflammatory and immune-mediated conditions with high unmet need. VYNE's unique and proprietary BET inhibitors, which comprise its InhiBET™ platform, are designed to overcome limitations of early generation BET inhibitors by leveraging alternative routes of administration and enhanced selectivity.

For more information about VYNE Therapeutics Inc. or its product candidates, visit www.vynetherapeutics.com. VYNE may use its website to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor VYNE’s website in addition to following its press releases, filings with the U.S. Securities and Exchange Commission, public conference calls, and webcasts.

Investor Relations:

John Fraunces

LifeSci Advisors, LLC

917-355-2395

jfraunces@lifesciadvisors.com

Tyler Zeronda

VYNE Therapeutics Inc.

908-458-9106

Tyler.Zeronda@VYNEtx.com

Media Relations:

Mike Beyer

Sam Brown Inc.

312-961-2502

mikebeyer@sambrown.com

Cautionary Statement Regarding Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the clinical development of VYNE’s product candidates, including VYN202, the potential benefits of VYNE’s product candidates, including VYN202, and other statements regarding the future expectations, plans and prospects of VYNE. All statements in this press release which are not historical facts are forward-looking statements. Any forward-looking statements are based on VYNE’s current knowledge and its present beliefs and expectations regarding possible future events and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those set forth or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: VYNE’s ability to successfully develop its product candidates; the timing of commencement of future preclinical studies and clinical trials; VYNE’s ability to complete and receive favorable results from clinical trials of its product candidates; VYNE’s ability to obtain additional funding, either through equity or debt financing transactions or collaboration arrangements; and VYNE’s ability to comply with various regulations applicable to its business. For a discussion of other risks and uncertainties, and other important factors, any of which could cause VYNE’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in VYNE’s Annual Report on Form 10-K for the year ended December 31, 2023, and VYNE’s other filings from time to time with the U.S. Securities and Exchange Commission. Although VYNE believes these forward-looking statements are reasonable, they speak only as of the date of this announcement and VYNE undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Given these risks and uncertainties, you should not rely upon forward-looking statements as predictions of future events.

Third-party products and company names mentioned herein may be the trademarks of their respective owners.

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